Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Raises Guidance For Q2

and Maintains Full Year 2004 EPS Guidance of $0.12 to $0.17

NEWPORT BEACH, Calif. – July 15, 2004 – The TriZetto Group, Inc. (Nasdaq:TZIX) today issued higher guidance for the second quarter ended June 30. The company expects to report revenue of $66 to $68 million, EBITDA of $5.5 to $6.5 million and (loss) earnings per share of approximately ($0.01) to $0.01. TriZetto is maintaining its 2004 guidance for EPS of $0.12 to $0.17. The company plans to report complete results for the second quarter before market open on Thursday, July 29, 2004.

“We are making solid progress on a number of issues we identified in our first quarter announcement,” said TriZetto Chairman and CEO Jeff Margolis. “We look forward to updating investors on our July 29 call.”

Conference Call

TriZetto will issue the press release with it full second quarter results before market open on Thursday, July 29, 2004. This will be followed by a conference call at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949/719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of July 15, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

The TriZetto Group, Inc.

Reconciliation of Net Loss to EBITDA

(unaudited and in millions)

Three Months Ended June 30, 2004
Net (Loss) Income	($0.5) - $0.5

Amortization of deferred stock compensation	.1
Operating depreciation and amortization	5.3
Amortization of other intangible assets	1.2
Loss on contracts	(1.0)
Net interest and taxes	.4

EBITDA	$5.5 - $6.5

The company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on contracts. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. EBITDA is an important metric used by management in evaluating the financial performance of the company.

# # #